EXHIBIT 99.1

j2 Global More than Doubles Size of its Digital Media Business with Acquisition of  IGN Entertainment

Los Angeles – February 4, 2013 – j2 Global, Inc. (NasdaqGS: JCOM), today announced that its Ziff Davis, Inc. subsidiary has acquired IGN Entertainment, a leader in video game, entertainment and men’s lifestyle content, from News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV). The acquisition provides j2 with a group of world-class digital properties.

The combination of Ziff Davis’ properties including, amongst others, PCMAG.com, Geek.com and Toolbox.com, with IGN’s properties, IGN.com, UGO.com, 1UP.com and AskMen.com, make the group one of the largest digital publishers reaching tech, video game and entertainment enthusiasts. In addition, these properties have over 600 advertisers and 53 million global monthly unique visitors. This acquisition more than doubles the revenues of j2’s digital media business.

All of these properties predominantly attract males 18-34, and the group’s advertisers will now have access to a larger audience and a broader array of premium inventory. In addition, IGN’s strength in video content coupled with Ziff Davis’ strength in data analytics will allow the group’s marketing partners to more efficiently reach its demographically attractive audience.

“This is a transformative deal for our digital media business,” said Hemi Zucker, CEO of j2 Global. “By combining two of the most storied organizations in tech, gaming and entertainment, we have created a very powerful company capable of producing and delivering content in all forms to an audience that marketers highly value.” Added Vivek Shah, CEO of Ziff Davis, “IGN and AskMen are tremendous best-in-class brands that we are proud to have as part of our digital media portfolio.”

The transaction is expected to be accretive to j2’s 2013 earnings, exclusive of transition costs.

About j2 Global

j2 Global (JCOM) provides Internet services through its two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 49 countries on six continents. The Digital Media Division, created with j2 Global’s November 2012 acquisition of Ziff Davis, Inc., offers trusted news and reviews of technology products on its web properties, which include PCMag.com, ExtremeTech.com, ComputerShopper.com, Toolbox.com and Geek.com. The Digital Media Division also operates BuyerBase®, an advanced ad-targeting platform; LogicBuy.com, a leading provider of online deals; and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2011, j2 Global had achieved 16 consecutive fiscal years of revenue growth. For more information about j2 Global, please visit www.j2global.com.

Contact:
Laura Hinson
j2 Global, Inc.
800-577-1790
laura.hinson@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding opportunities to cross-promote content amongst the IGN and Ziff Davis sites and IGN’s video network being a powerful driver of growth. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the ability to successfully integrate IGN into Ziff Davis; third party online advertising spend; growth in the video advertising market; and the numerous other factors set forth in j2's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2, refer to the 2011 Annual Report on Form 10-K filed by j2 on February, 2012, and the other reports filed by j2 from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are based on limited information available to j2 at this time, which is subject to change. Although management's expectations may change after the date of this press release, j2 undertakes no obligation to revise or update these statements.